UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2009

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 7, 2009, Abraxis BioScience, LLC (“Abraxis”), the wholly-owned operating subsidiary of Abraxis BioScience, Inc., entered into an agreement of purchase and sale and joint escrow instructions (the “Agreement”) with 3300 Hyland I, LLC, a Delaware limited liability company (“Seller”), under which Abraxis agreed to purchase certain real property located at 3300 Hyland Avenue in Costa Mesa, California for an aggregate purchase price of $30.5 million, including $1 million which has been deposited into escrow. The acquisition will include a 15 acre site with an approximately 180,000 square foot three-story building, including approximately 70,000 square feet of laboratory space. Consummation of the transaction is subject to customary closing conditions, including delivery of satisfactory title.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: April 13, 2009	By:	/s/ David D. O’Toole
David D. O’Toole
Chief Financial Officer